Exhibit 10.20

Do'cusign Envelope ID: A925FD37-6076-4052-AB87-2A6EEAEB804C EXHIBIT 10.20 This MASTER SERVICES AGREEMENT (this "MSA") is entered into by and between ENOVUM DATA CENTERS CORP., doing business as Enovum with offices located at 3195 ch Bedford, Montreal, Quebec H3S 1G3 ("ENOVUM") and CEREBRAS WAFER SCALE ULC, a British Columbia corporation having offices at 199 Bay Street, Suite 4400, Toronto, Ontario (the "CUSTOMER") as of the latest dated signature below (the "EFFECTIVE DATE"), and consists of and is subject to the general terms and conditions set forth in this MSA and all Schedules and Service Orders (each as defined below) that are attached to this MSA or are subsequently entered into by the parties hereto (collectively, the "AGREEMENT"). 1. SERVICES AND RIGHTS. (a) Enovum provides the services (the "SERVICES") in accordance with the general terms and conditions set forth in this MSA, as well as the terms and conditions set forth in the schedule(s) referencing this MSA which are mutually agreed to by the parties in writing, and attached hereto or executed hereafter (each a "SCHEDULE"). This Agreement shall apply to all Services provided to Customer by Enovum. (b) NETWORK CONNECTION. Customer shall have the right to arrange and complete fiber optic cable connections with telecommunications public utilities or third parties for a connection to fiber optic cable in public streets, utilities, within or on the Enovum colocation facility, or adjacent property for the operation of Customer's equipment, and Enovum shall cooperate, to the extent any cooperation is required, with Customer and such public utilities or third parties to facilitate such connections. Enovum agrees that there shall be no additional charge, other than as provided in this Agreement, for such installation and operation. Customer and/or Customer's third party provider shall bear all expenses of such installation. 2. SERVICE ORDERS. (a) Enovum will perform the Service(s) specified in any written order between Enovum and Customer that is signed by both parties or, additional services ordered through Enovum' client portal or any email order that is sent by Customer and confirmed by Enovum via email (each, a "SERVICE ORDER"). (b) Each Service Order shall identify the Service(s) to be provided by Enovum to Customer, the charges, whether recurring or non-recurring, for such Service(s) and the term during which such Service(s) are to be provided. (c} Enovum reserves the right to modify, discontinue, add, remove, re-price features or options from its services which are not included in active Customer's Service Order and undertakes to notify Customer of such changes in a timely manner through its Portal or by email. Any such changes to the Services or Service charges shall not apply to any of Customer's existing Services or Service Orders. (d) Service Orders under this MSA may be entered into and performed by Enovum and/or any of its Affiliates (as defined below), including an Affiliate authorized to provide Service(s) in a country or jurisdiction other than the country or jurisdiction within which this MSA has been executed as long as such Affiliate is authorized to do business in the country and jurisdiction where the Services are being performed and the Affiliate agrees to be bound by the terms of this Agreement. Enovum shall remain responsible for performance under this Agreement by Enovum or its Affiliates. As used herein, "AFFILIATE" shall mean any entity controlled by, controlling or under common control with the applicable party.

3. SITE REQUIREMENTS AND SECURITY. (a) Enovum agrees that all Services and Enovum's data center providing such Services will at all times be in compliance with the Enovum Site Requirements, which are attached as Exhibit A, and incorporated herein by reference ("Site Requirements"). (b) At all times during the Term, Enovum agrees to implement and maintain industry best security standards and requirements in compliance with the Site Requirements. (c) Customer agrees and undertakes to make every reasonable effort to ensure the security of its services to its own customers in order to prevent unwanted access to the Enovum infrastructure and network and further undertakes to immediately notify Enovum should it be aware of any security issue. 4. REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. (a) Enovum represents and warrants to Customer that Enovum has the authority to enter into the Agreement and the Agreement constitutes a valid and binding obligation of Enovum. (b) Enovum represents and warrants to provide the Services twenty- four hours per day, three hundred sixty-five days per year, in accordance with the Site Requirements and applicable Service Order and in accordance with its Service Level Agreement, incorporated herein. (c) Enovum represents and warrants that it will at all times implement, maintain and enforce rigorous access, security and environmental requirements in providing the Services and related to its data center facility to prevent against unauthorized access, loss, theft, damage or destruction of Customer's Equipment or assigned space. (d) Enovum represents and warrants that the Services will be in compliance with all applicable laws, rules and regulations. (e) Customer represents and warrants to Enovum that: (i) if Customer is a corporation or other form of legal person or business entity, it is duly incorporated/formed and in existence in accordance with the laws governing such entity and (ii) Customer has the authority to enter into the Agreement and the Agreement constitutes a valid and binding obligation of Customer that does not violate any other agreement between Customer and any other person (f) Subject to the below, Customer may resell, sublease or sublicense the Services as long as such end-user, sublessee or sublicensee are bound by terms consistent with this Agreement, and Customer shall remain liable for any breach of this Agreement by its sublessee or sublicensee. If Customer intends to resell or sublicense the Service(s), Customer further covenants that Customer will notify Enovum and will remain liable for the payment of all charges due under each Service Order and all acts or omissions of any third party the Customer resells, subleases or sublicenses to shall be attributable to Customer under the Agreement, and (iii) without limiting the generality of Section 11 below, agrees to indemnify, defend and hold Enovum harmless from any losses, liabilities, damages, costs or expenses (including attorney fees) resulting from a third party claim, to the extent arising out of or alleged to have arisen out of claims made by or in relation to any third party that Customer resells or sublicenses the Service(s) to, except to the extent such losses, liabilities, damages, costs or expenses resulted from Enovum's breach of its obligations under this Agreement, an applicable Service Order, or due to Enovum's or its employee's, contractor's or agent's negligent acts or omissions. In the event the Parties are unable to determine the root cause of the claims covered by this Section 4.(f), the Parties agree to submit the matter to the Dispute Resolution process set forth in this Agreement in an attempt to resolve the issue in good faith (g) Any and all obligations or duties that Enovum may have towards Customer under the 2 ---- IJATA CENTERS

Agreement are limited to the obligations set forth in this Agreement and the Service Level Agreement, unless relieved by a Force Majeure event as set forth in Section 30 below. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY ENOVUM, AND ENOVUM EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE AS WELL AS ANY WARRANTIES AGAINST LOSS OF DATA (INCLUDING, BUT NOT LIMITED TO LOSS OF DATA RESULTING FROM DELAYS, NON-DELIVERIES, WRONG DELIVERY AND ANY AND ALL SERVICE INTERRUPTIONS). CUSTOMER IS SOLELY RESPONSIBLE FOR AND ENOVUM EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND LIABILITIES OF ANY KIND RELATING TO CUSTOMER'S SOFTWARE AND HARDWARE, INCLUDING THIRD-PARTY SOFTWARE AND/OR HARDWARE LICENSED BY CUSTOMER EXCEPT TO THE EXTENT SUCH WARRANTY CLAIM OR LIABILITY IS CAUSED BY THE NEGLIGENT ACT OR OMISSION OR BREACH OF THE OBLIGATIONS UNDER THIS AGREEMENT OR A SERVICE ORDER BY ENOVUM OR ITS EMPLOYEES, AGENTS, CONTRACTORS OR SUCCESSORS IN INTEREST. 5. COMPLIANCE WITH LAWS AND ENOVUM POLICIES. Each party will comply with all applicable laws, rules and regulations applicable to a party's performance hereunder, including applicable to the provision and use of the Services. Customer will comply with Enovum's Acceptable Use Policy, Privacy Policy, and all other reasonable policies communicated by Enovum to Customer in writing, upon at least sixty (60) days prior written notice (collectively, "ENOVUM POLICIES"). In the event of any conflict between the terms of this Agreement and the Enovum Policies, the terms of this Agreement shall prevail. Enovum Policies shall be reasonable and non-discriminatory both as to content and application. The Customer confirms having taken cognizance of, and understood, Enovum Policies in effect on the date hereof and agrees to regularly verify and take cognizance of any updates to same made available on Enovum's website or on any other medium made available by Enovum. 6. BILLING; PAYMENT OF INVOICES; TAXES. Enovum will inform Customer in writing, including, without limitation, email communication, that all of Customers ordered Service(s) are available for use by Customer ("Service Commencement Notice"). Upon receipt of such notice, Customer shall have a period of ten (10) business days to confirm that the Service(s) is properly functioning. Unless Customer delivers written notice to Enovum within such ten (10) day period that the Service(s) is not properly functioning, billing shall commence following the date of the Service Commencement Notice ("Service Commencement Date"), regardless of whether Customer is prepared to accept delivery of the ordered Service(s). In the event that Customer notifies Enovum within the time period stated above that the Service is not functioning properly, then Enovum shall correct any deficiencies in the Service(s) as soon as commercially possible using best efforts and deliver a new Service Commencement Notice to Customer, after which the process stated above will be repeated. (a) Following the initial charges, payments for Service(s) are due and payable within thirty (30) days of Customer's receipt of an undisputed invoice thereof. Billing for partial months will be prorated based on a calendar month. Invoices shall be sent via email to Customer at ap@cerebras.net. (b) Customer may make payments in either of the following ways: PayPal, Check, Electronic Funds transfer and Wire Transfers, through which payment shall be made on or before the due date. 3 ----

(c) All amounts payable under the Agreement which are not in dispute shall be payable in full within thirty (30) days of the date of invoice or the payment term, in Canadian dollars, unless otherwise specified in the applicable Service Order. In the event Customer fails to make payment of undisputed invoices within fifteen (15) days after receipt of written notice from Enovum for past due payments (the "Grace Period"), Enovum may charge Customer (A) interest at the rate of the lesser of (1) one percent (1%) per month or portion thereof and (2) the highest rate permitted by applicable law. In addition, upon expiration of the Grace Period, Enovum reserves the right to, without limitation, suspend the performance of the Service(s), restrict Customers access to Customer space and equipment, refuse to provide any existing Service(s) and/or new Service(s) requested by Customer, and/or exercise any termination rights it has under this MSA. For clarity, exercise of any such remedies will not relieve Customer of its responsibility for the payment of all accrued charges, plus interests any and all reasonable costs resulting or inherent to the collection process (including, without limitation, collection agency and attorney fees), which sums will remain payable to Enovum. If Enovum terminates the Agreement for non-payment beyond the Grace Period, all charges for the initial remaining term of the Agreement not yet due and payable shall be accelerated and become due at the time of termination. Furthermore, the following schedule shall apply for this subsection (c): (i) on the day following the day the payment is due: Customer is notified by email from Enovum that his account is now overdue; (ii) on the third day following the day the payment is due: Customer is notified by email that his account is now three (3) days overdue; (iii) on the fifth day following the day the payment is due: Customer will be contacted by email and/or phoned by a billing representative to inform him that his account is overdue for more than five (5) days; (IV) on the fifteenth (15th) day following the day the payment is due: if Customer has not made any contact with Enovum, the billing representative may send Customer a three (3) business day suspension notice (the "SUSPENSION NOTICE"). (v) Following the Suspension Notice, Enovum reserves the right to interrupt Service(s) to Customer without further notice, until undisputed payment is made. Enovum further reserves the right to suspend or terminate Customer's account. Following, Enovum may collect the due payment through any legal means, including, without limitation, the use of a collection agency. Customer hereby acknowledges and agrees that any and all reasonable costs resulting or inherent to the collection process and related legal proceedings (including, without limitation, collection agency and attorney fees) shall be payable to Enovum by Customer in addition to the amount subject to collection. If the account is suspended, administration fees shall be charged for the reactivation of the account. (d) If Customer reasonably disputes an invoice, Customer must submit written notice of the disputed amount, within sixty (60) days of the date of the disputed invoice (with details of the nature of the dispute and the Service(s) and invoice(s) disputed). Any chargebacks/holdbacks done by Customer during the dispute or related discussions with Enovum ultimately determined to be properly owed by Customer, will be subject to payment of interest on unpaid amounts from the date originally due. (e) Payment to Enovum, including, without limitation, the one-time setup fee and other initial changes as well as all subsequent charges, are non-refundable, regardless of usage except for Enovum's uncured breach of its obligations herein. Notwithstanding the foregoing, if as the result of a dispute amounts paid to Enovum by Customer are 4 . Docusign Envelope ID: A925FO37-6076-4052-AB87-2A6EEAEB804C ----ORTA CENTERS

determined to be incorrect (in excess of amounts owed) or not in compliance with the Agreement, any such amounts shall be refundable to Customer. (f) Enovum reserves the right to change Customer's payment terms, including requiring a deposit or another form of security in an amount not to exceed one month's charges, if Customer has an Insolvency Event (as defined below). As used herein, "INSOLVENCY EVENT" means making a general assignment for the benefit of a party's creditors, filing a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization or similar relief or an involuntary petition in bankruptcy or other insolvency protection is filed against the applicable party or its parent entities anywhere in the world. The acceptance and deposit by Enovum of any payment from Customer that contains reference of any type that such payment constitutes "payment in full" shall not constitute an accord and satisfaction or a waiver by Enovum of any right(s) it possesses, in law or equity, to collect payment in full from Customer for any and all Services provided to Customer under the Agreement. (g) All charges for Service(s) are exclusive of applicable taxes and fees. Except for taxes based on Enovum's existence, status, net income, corporate property, payroll or real/personal property, Customer shall be responsible for all taxes, levies, imposts, duties, fees, withholdings, assessments, deductions or charges whatsoever, imposed, assessed, levied or collected by any governmental authority in any jurisdiction, however designated, imposed on, incident to, or based upon the provision, sale or use of the Service(s) (collectively, together with interest thereon and penalties with respect thereto, the "TAXES"). Customer shall indemnify, defend and hold Enovum harmless from payment and reporting of all Taxes it is required to pay directly to the taxing authority, including costs, expenses, and penalties incurred by Enovum in settling, defending or appealing any claims or actions brought against Enovum related to, or arising from, Customer's non-payment of any such Taxes. If Customer is entitled to an exemption from any Taxes, Customer is required to present Enovum with a valid exemption certificate (in a form reasonably acceptable to Enovum). Enovum will give effect to any valid exemption certificate provided by Customer in accordance with the foregoing sentence to the extent it applies to any Service billed by Enovum to Customer following Enovum's receipt of such exemption certificate. (h) Enovum shall invoice Customer for all charges due hereunder within ninety (90) days of Customer incurring any such charges and Enovum hereby waives all right to payment for any such charges not invoiced within this ninety (90) day period. 7. TERM, TERMINATION; EXPIRATION. (a) All Service Orders shall be for the original term indicated therein and may be renewed by mutual written agreement or in accordance with the following provisions, unless terminated as provided for under this Agreement, the Service Order or by operation of law. Unless otherwise specified in a Service Order, subject to the below, all Services shall automatically renew for successive terms equal to one (1) month in length, and each month to month term will automatically renew for successive one-month terms, (each a "RENEWAL TERM"), unless either party provides written notice of non-renewal to the other party at least thirty (30) days prior to the end of the then-current term ("NON-RENEWAL NOTICE PERIOD"); PROVIDED HOWEVER, in the event Enovum provides notice of non-renewal to Customer, Customer shall have an additional ninety (90) day term before termination becomes effective. Enovum may request an increase of any charges payable by Customer to Enovum during any Renewal Term by providing written notice of the new applicable charges ninety (90) days' prior to the end of the then-current term. Any change in charges for the Services must be mutually agreed to by the Parties in writing. If the Parties cannot agree on the applicable pricing for a Renewal Term, either Party may elect to terminate this Agreement and the applicable order upon at least sixty (60) days prior to the end of the then-current term by written notice. For purposes of this 5 M::NOVUM

Agreement, the original term and any Renewal Term will be referred to as the "Term." (b) After the thirty-sixth (36th) month of the initial term, Customer has the option to exercise a one-time right to terminate any applicable Service Order or Service for convenience prior to the end of the then applicable Term, subject to Customer paying the early termination fee set forth below. Customer must exercise its option to early termination for convenience by serving Enovum with written notice and pay Enovum the below early termination fee no later than the end of the last day of the thirty-first (31st) month of the original Service term ("Early Termination Notice"). Upon Customer serving Enovum with Early Termination Notice and Enovum receiving the full payment of the termination fee, which termination effective date may be up to 120 days after the date of Customer's notice of early termination. The early termination fee (as liquidated damages, not a penalty) is defined as the amount equivalent to 12 months of monthly recurring charges as per the terminated Service orders plus all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by Enovum as a result of collecting such early termination fee or any other amounts due under this Agreement. Customer shall not be liable for the above-stated early termination fee if Customer terminates this Agreement due to an event of default or insolvency by Enovum pursuant to this Section 7. (c) Either party may terminate this agreement if the other party fails to perform or breaches any material term or condition of the Agreement and does not cure such breach within thirty (30) days following the receipt of a written notice from non-breaching party specifying the nature of the breach in reasonable detail and stating such party's intention to terminate the Agreement and/or Service Order, as applicable. (d) In addition to the foregoing termination rights and other termination rights of Enovum provided for in this Agreement, Enovum may terminate the Agreement or any Service Order, (i) if Customer falls to pay any undisputed amount due hereunder within ten (10) days following the receipt of written notice of such failure after the Grace Period and, (ii) if either party may terminate the Agreement or any Service Order if the other party has had an Insolvency Event. (e) Other than as expressly provided in the Agreement, neither party shall have the right to terminate the Agreement or any Service Order during a term. Upon a termination by Enovum due to Customer's uncured breach in accordance with the provisions hereof, Customer will not receive any refund or credit for the Services that were paid for in advance. (f) In the event of any change in applicable law, regulation, decision, rule or order that materially increases the costs or other terms of delivery of the Service(s), Enovum and Customer will negotiate, in good faith, regarding how to address the change and, in the event that the parties are unable to reach agreement within sixty (60) days after Enovum's delivery of written notice requesting negotiation, then (i) Enovum may modify the Agreement upon written notice, to the extent necessary to address such documented regulatory change, or either party may terminate the Agreement, and (ii) if neither party terminates the Agreement and Enovum elects to modify the Agreement, Customer must not withhold payments for the Service(s) on the basis of such modification. (g) Within thirty (30) days of expiration, or the earlier termination, of the Agreement or any Service Order, Customer shall remove all of its equipment and other personal property (which shall include any hardware or software licensed by Customer from a third party) from Enovum's facility(ies). If Customer fails to remove its equipment or other personal property, Enovum may, upon at least thirty (30) days prior notice to Customer, disconnect and store Customer's equipment or other personal property at Customer's expense, provided that Customer shall be responsible for all monthly recurring fees associated with such Service until removal of such Customer equipment by Customer 6 ----ORTA C:ENTERS pursuant to this Agreement. 8. RIGHT OF FIRST REFUSAL ON POWER: Enovum hereby grants Customer a Right of First Refusal ("ROFR") to purchase additional power capacity that becomes available at the Enovum facility, subject to the terms and conditions set forth herein. If Enovum intends to offer additional power capacity for sale or lease, Enovum shall first deliver written notice to Customer ("Offer Notice") specifying the terms and conditions, including price, quantity, duration, and other relevant details of the available power capacity (the "Specified Terms"). Customer shall have thirty (30) calendar days from receipt of the Offer Notice to notify Enovum in writing of its decision to exercise the ROFR ("Acceptance Notice"). If Customer does not deliver an Acceptance Notice within this period, Customer shall be deemed to have waived its ROFR with respect to the specific power capacity offered under the Offer Notice. This ROFR shall apply only to additional power capacity at the current colocation site (MTL03) and shall not affect any existing agreements between Enovum and Customer unless expressly stated otherwise. 9. LIMITATION OF LIABILITY. Subject to the below exceptions, in no event will either party be liable to the other for any indirect, consequential, incidental, special or punitive damages, including, without limitation, loss of use, interruption of business, loss of data or loss of profits, arising out of or in any way connected with the Agreement or the Service(s), and each party's maximum liability under this Agreement will not exceed the greater of (i) the aggregate actual amount paid or payable by Customer for the Services during the twelve (12) month period prior to the date the damage occurred or the cause of action arose, or (ii) Ten Million Dollars ($10,000,000). Notwithstanding anything to the contrary, the limitation on liability in this Section 9 shall not apply to (a) a Party's violation of laws applicable to its performance; (b) breach of the confidentiality obligations under this Agreement; (c) the indemnity obligations under this Agreement, and (d) the intentional acts or omissions of a party. 10. VICARIOUS LIABILITY. Each party acknowledges and shall ensure that, in exercising its rights and obligations, it shall ensure that it, and shall cause its own agents, representatives, suppliers, customers and resellers to, comply with this Agreement, including the AUP, all other Enovum Policies and all applicable laws, rules and regulations. Each party is vicariously liable hereunder for the actions and omissions of all such persons. For clarity, a party is not only liable for its own provision or use of the Service but also vicariously liable for the provision or use by any person or entity that accesses the Service or the Enovum network through the Customer's account or access authorization. 11. INDEMNIFICATION. BY CUSTOMER. Customer agrees and undertakes to indemnify Enovum, its Affiliates, and its officers, directors, members, shareholders, employees, agents, assigns and successors, and shall hold them harmless against any losses, liabilities, damages, costs or expenses (including attorney fees) resulting from a third party claim, to the extent arising out of or alleged to have arisen out of, (a) Customer's breach of its obligations, representations or warranties under the Agreement or the Enovum Policies, or a breach thereof by its agents, client(s) or Affiliates or (b) bodily injury, death or property damage caused by Customer, its client(s) or Affiliates. Enovum agrees to give prompt written notice to Customer of any such claim; provided, that any delay in furnishing such notice shall not discharge Customer from its indemnification obligation hereunder. Customer shall undertake and conduct the defense of any claim so brought. Customer shall keep Enovum advised of the progress of any such claim and Enovum shall have the right to participate in such claim at its own expense. If Customer shall fail to take timely action to defend any such claim then Enovum may defend such claim at Customer's expense. Customer shall not have the 7 ----UATA CEN7 E?S right to settle, compromise or otherwise enter into any agreement regarding the disposition of any claim without Enovum's prior written consent, which may not be unreasonably withheld, conditioned or delayed. BY ENOVUM. Enovum agrees and undertakes to indemnify Customer, its Affiliates, and its officers, directors, members, shareholders, employees, agents, assigns and successors, and shall hold them harmless against any losses, liabilities, damages, costs or expenses (including attorney fees) resulting from a third party claim, to the extent arising out of or alleged to have arisen out of, (a) Enovum's breach of its obligations, representations or warranties under the Agreement or the security requirements, or a breach thereof by its agents, client(s) or Affiliates, (b) bodily injury, death or property damage caused by Enovum, its employees(s), agents, contractors, subcontractors or Affiliates, or (c) any violation of applicable laws by Enovum applicable to the Services or the breach of the access and security requirements pertaining to the Customer Equipment. Customer agrees to give prompt written notice to Enovum of any such claim; provided, that any delay in furnishing such notice shall not discharge Enovum from its indemnification obligation hereunder. Enovum shall undertake and conduct the defense of any claim so brought. Enovum shall keep Customer advised of the progress of any such claim and Customer shall have the right to participate in such claim at its own expense. If Enovum shall fail to take timely action to defend any such claim, then Customer may defend such claim at Enovum's expense. Enovum shall not have the right to settle, compromise or otherwise enter into any agreement regarding the disposition of any claim without Customer's prior written consent, which may not be unreasonably withheld, conditioned or delayed. 12. INSURANCE. Customer agrees to keep in full force and effect during the term of the Agreement: (a) comprehensive general liability insurance, including contractual liability insurance, in an amount not less than One Million Dollars $1,000,000 per occurrence, providing for the investigation, defense and satisfaction (by settlement or otherwise) of any claim under the Agreement, (b) "SPECIAL CAUSES OF LOSS" (formerly known as "ALL RISK") Property insurance covering all of Customer's personal property located at any of Enovum's facilities and (c) workers' compensation insurance in an amount not less than that required by applicable law and Employer's Liability with limits of at least Five Hundred Thousand Dollars ($500,000). Each party must procure and maintain the following insurance during the Service Term; (b) commercial general liability insurance, including automobile coverage, with a minimum combined single limit of liability of at least $1,000,000 per occurrence and a general aggregate limit of at least $2,000,000, and additional excess liability insurance on a following form basis, with overall limits of at least $5,000,000; and (c)worker's compensation insurance in compliance with all applicable worker's compensation or similar statutes and employers liability insurance with a limit not less than $1,000,000 per occurrence. The above policies (i) must be maintained with insurance companies authorized to do insurance business in the state in which the Service is provided and that are rated not less than "A" in Best's Insurance Guide. Upon request, each party shall provide certificate(s) of insurance to the other party evidencing such insurance requirements. 13. CUSTOMER INFORMATION. The Customer agrees and undertakes to provide Enovum with accurate and up-to-date contact information such as Customer's name, mailing address, email address, phone number where Customer can be reached during normal business hours, and any other relevant contact information. Customer also undertakes to notify Enovum of any material changes to this contact information, in a timely manner and to keep his or her contact information current and up- to date on the billing portal. 14. [INTENTIONALLY LEFT BLANK] 15. CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" means the confidential or proprietary information of a party, including related to products, equipment, services, clients, suppliers, data, pricing and terms of Service and any reports or other documents provided by a disclosing party 8 V ----UR=ITA CENTERS to the receiving party with respect to a party's business or operations. Confidential Information shall not include any information which rightfully (a) is known by the receiving party or is publicly available at the time of disclosure by the disclosing party to the receiving party; (b) becomes publicly available after disclosure by the disclosing party to the receiving party, other than by a breach of a duty of confidentiality to the disclosing party;(c) is furnished to the receiving party by a third party without restriction as to use or disclosure;(d) is disclosed with the prior written consent of the disclosing party; or (e) is information that was independently developed by the receiving party. Each party agrees that it (i) will not disclose the Confidential Information to any third party except to contractors, Affiliates or as required by law and (ii) will take reasonable precautions to protect the confidentiality of such Confidential Information. In the event that a receiving party is required by law to make any disclosure of any Confidential Information, the receiving party must first give written notice of such requirement to the disclosing party, and must permit the disclosing party to intervene in any relevant proceedings to protect its interests in the Confidential Information. Each party acknowledges and agrees that damages at law would be an insufficient remedy to the disclosing party in the event that any of the covenants contained in this Section are violated by the receiving party. Accordingly, in addition to any other remedies or rights that may be available to a party, each party shall also be entitled, upon application to a court of competent jurisdiction, to obtain equitable relief to enforce the provisions of this Section, and in any proceeding in which a party attempts to specifically enforce any or all such covenants, the other party hereby waives the defense that an adequate remedy at law exists. 16. DISCLOSURE TO LAW ENFORCEMENT. The Enovum Policies specifically prohibit the use of the Services for illegal activities. Therefore, Customer agrees and consents that Enovum, may, upon providing Customer with prior written notice to the fullest extent legally permissible, disclose any necessary Customer information, including, without limitation, assigned IP numbers, account history, account use, etc. to any law enforcement agent/agency or police body delivering Enovum with a court order, search warrant or other legally enforceable document forcing Enovum to disclose such information without further consent from Customer. In addition, in the event of Customer's illegal conduct, following the delivery of such a legally enforceable document evidencing any such unlawful activities by Customer from a law enforcement agent/agency, Enovum shall have the right, in its sole discretion, to, upon written notice to Customer, immediately suspend the Services. The notice of suspension to Customer must explain the illegal activity that Customer is being accused of. In the event Customer cannot reasonably demonstrate that it is not guilty of such illegal activity or if Customer has not remedied such alleged illegal activity within the applicable cure period, Enovum may terminate all Service(s) set forth in this Agreement for cause as set forth in Section 7.(c) above. 17. PUBLICITY. Neither party shall issue a press release nor make any other public statement relating to this Agreement, except as required by law or agreed to between the parties in writing. 18. [INTENTIONALLY LEFT BLANK] 19. [INTENTIONALLY LEFT BLANK] 20. [INTENTIONALLY LEFT BLANK]. 21. [INTENTIONALLY LEFT BLANK]. 22. INPUT, VIEWS AND OPINIONS. Enovum does not endorse any input, view, opinions or other statements whatsoever posted to the Enovum network by anyone other than Enovum itself. The input, view, opinions and other statements of anyone other than Enovum should in no way be construed as coming from Enovum and Enovum shall be in no way responsible for any such input 9 -----IJATA C:ENTE?S J!,T unless it is posted to the Network by Enovum itself. Enovum is not responsible for the content of any other websites linked to its network; links are provided as Internet navigation tools only. Enovum disclaims any responsibility for any inappropriate use of its network by others and shall in no way be held liable for the conduct of any other person. 23. ACCESS. Subject to Customer's compliance with the terms and conditions of this Agreement, Customer may access Customer's equipment in the Enovum colocation facility 24 hours per day, 365 days per year. 24. CUSTOMER EQUIPMENT. Any equipment installed within the Customer's cabinet(s) shall be and at all times remain Customer's personal property, shall not be deemed fixtures hereunder and, subject to the applicable Data Center Rules, may be removed by Customer at any time. Under no circumstance, other than the Customer having any outstanding and current invoices and applicable laws, shall Enovum prevent the Customer from accessing and/or physically removing any equipment from Enovum's colocation facility. At no point in time shall Enovum have access (or grant access) to Customer's equipment secured in Customer's cabinet, except in the event of an emergency or as necessary for Enovum's use of Remote Hands only if expressly pre-approved by Customer in writing. Enovum shall not require Customer to relocate the Customer equipment except in the event of an emergency, at which time any such relocation within the facility shall have materially the same environmental conditions for, security and accessibility to the Customer equipment. Customer understands that Enovum is not obligated to obtain or maintain a redundant facility hereunder, unless otherwise mutually agreed to by the parties in writing. 25. RELATIONSHIP OF PARTIES. Nothing in the Agreement will be construed to imply a joint venture, trust, partnership or agency or any other fiduciary relationship or relationship similar to any of the foregoing between the parties, and Enovum will be considered an independent contractor when performing Service(s) under the Agreement. 26. ASSIGNMENT. Except as set forth below, Customer shall not assign or transfer the Agreement without Enovum's prior written consent. Enovum may assign its rights under the Agreement or a portion thereof without consent from Customer as long as such assignment does not cause any export controls or other regulatory violations, and as long as such assignee or successor in interest agrees to be bound by this Agreement. Notwithstanding the foregoing, Customer may assign or transfer the Agreement, in whole or part without Enovum's consent in (i) a sale of all or substantially all of its assets, merger, consolidation, change of control, or such other corporate transaction or (ii) an assignment to any Affiliate or subsidiary. In the event of any permitted assignment herein, the assigning party will notify the other party of the assignment as soon as commercially reasonable after the consummation of the permitted transaction. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. 27. NO THIRD PARTY BENEFICIARIES. No provisions of the Agreement are intended to, or shall be construed to, confer upon any person, other than the parties hereto, any rights, remedies or other benefits under or by reason of the Agreement. 28. NOTICES. All notices required or permitted hereunder must be given in writing and, except for routine notices that the parties agree to send and receive electronically, shall be considered properly given if hand-delivered or sent by a recognized courier service (with delivery receipt requested) at the address specified on the first page of this MSA or at such other address as a party may specify in writing from time to time. All notices shall be deemed given when received. 29. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province. Each of the parties irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) 10 -6:NOVU ----i:Jr-lTA CENTERS agrees to commence such an action or proceeding in Toronto, Ontario, and to cooperate and use its commercially reasonable efforts to bring the action or proceeding before the Ontario Superior Court of Justice (Commercial List), (iii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iv) agrees not to assert that the courts of any other jurisdiction are a more appropriate forum for the determination of any such action or proceeding. 30. FORCE MAJEURE. Except with respect to any payment obligations, but subject to the immediately following sentence, neither party will be liable for any failure or delay in its performance under the Agreement to the extent due to causes beyond its reasonable control (i.e., such event was not caused by the fault or negligence of such party and could not have been prevented or avoided by that party through commercially reasonable precautions) ("FORCE MAJEURE"), and any time period within which such obligations are to be performed pursuant to the terms of this Agreement shall be extended for the period of such inability to perform. In the event that Enovum is not able to deliver any Service(s) as a result of a Force Majeure event, Enovum must immediately notify Customer in writing of the occurrence and the nature of the Force Majeure event, and Enovum will immediately implement a contingency plan to mitigate any interruption or disruption to the Services; provided however, nothing herein obligates Enovum to obtain and maintain a redundant location as part of the contingency plan unless the parties otherwise mutually agree to such contingency plan in writing. Customer shall not be obligated to pay Enovum for the affected Service(s) for so long as Enovum is unable to deliver the affected Service(s). If more than 30 consecutive days have passed since the affected party has given notice of such event of force majeure and the affected party, for any reason whatsoever, has not resumed full performance of its affected obligations in accordance with the terms of this Agreement, then the other party may, at its sole option, without affecting any of its other remedies pursuant to this Agreement or under applicable laws, terminate this Agreement immediately by giving written notice of termination to the affected party. 31. WAIVER. No waiver will be effective unless documented in a writing signed by the party against which enforcement of the waiver is sought. The failure of either party to insist upon strict performance of any of the terms or provisions of the Agreement, or to exercise any option, right or remedy contained herein, shall not be construed as a waiver of any future application of such term, provision, option, right or remedy, and such term, provision, option, right or remedy shall continue and remain in full force and effect. 32. SURVIVAL. Any term or provision of the Agreement of an ongoing nature and/or which, by their nature and context, should reasonably be expected to survive the expiration or earlier termination of the Agreement, shall so survive such expiration or termination thereof. 33. PREVAILING PARTY. In the event of a dispute arising from or related to the Agreement, the prevailing party shall be entitled to recovery of all reasonable costs incurred, including, without limitation, court costs, attorneys' fees and other related costs and expenses. 34. DISPUTE RESOLUTION. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a "Dispute"), shall be submitted for negotiation and resolution to the senior-level management of the Parties, by delivery of written Notice (each, a "Dispute Notice") from either of the parties to the other party. Such persons shall negotiate in good faith to resolve the Dispute. 11 ----i:JATA CENTERS

35. COUNTERPARTS; ELECTRONIC COPIES. This MSA and any Schedule or Service Order may be executed in counterparts which, when taken together, shall constitute one and the same document. In addition, each party hereby agrees that facsimile, photographic or electronic copies of any of the foregoing shall be deemed an original thereof. Finally, each party hereby consents to the use of electronic signatures, including via Adobe e-signature or a similar product or service, and acknowledge and agree that no electronic record or signature shall be challenged or denied legal effect or enforceability because it is in electronic form. 36. SEVERABILITY. If any term or provision of the Agreement shall be declared by a court of competent jurisdiction to be invalid, unenforceable or illegal, that provision shall be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable. If the surviving portions of the Agreement fail to retain the original intentions of the parties as of the date of this Agreement, the Agreement shall be terminated by the mutual consent of the parties. 37. HEADINGS. Headings are for ease of reference only and shall not have any effect upon the construction of the Agreement. 38. CONSTRUCTION. The parties agree that each party has reviewed and participated in setting the terms of the Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement. 39. ENTIRE AGREEMENT; MODIFICATION; ORDER OF PRECEDENCE. The Agreement constitutes the entire agreement between the parties relating to its subject matter and the Agreement supersedes all prior agreements and understandings between the parties, oral or written, with respect to its subject matter and may not be changed unless mutually agreed upon in writing by both parties, unless otherwise specifically provided herein. In case of a conflict or inconsistency between any of the terms and conditions in this MSA and any other terms and conditions in any Schedule or Service Order, the order of precedence shall be: any Schedule, any Service Order, and this MSA. For the avoidance of doubt, (i) any purchase order sent to Enovum by Customer (for Customers administrative purposes or otherwise) shall not be binding, and (ii) in case of a conflict between the Enovum Policies and this Agreement, the Agreement shall prevail to the extent of the conflict or inconsistency. This Agreement replaces and supersedes in its entirety the Master Services Agreement fully executed on January 10, 2025. 40. ENGLISH LANGUAGE. The parties confirm that it is their wish that this Agreement, as well as all other documents relating thereto, including all notices, be drawn up in the English language only. LES PALTIES AUX PRESENTES CONFIRMENT FEUR VOFONTE QUE CETTE CONVENTION, DE MEME QUE TAUS FES DOCUMENTS, Y COMPRIS TOUT AVIS, QUI S'Y RATTACHENT, SOIENT REDIGES EN LANGUE ANGLAISE. IN WITNESS WHEREOF, the parties have executed this MSA by their duly authorized representatives. 12 NTERS

AGREED TO BY ENOVUM DATA CENTER CORP. AUTHORIZED SIGNATORY: AGREED TO BY CUSTOMER'S AUTHORIZED SIGNATORY: Name: Signature: Title: Date: Billy Krasskopoulos 1/18/2025 Name: Signature: TIiie: Date: PRESIDENT 1/18/2025 13